Exhibit 1.1

THE COMPANIES ACTS 1985 to 1989

PUBLIC COMPANY LIMITED BY SHARES

NEW ARTICLES OF ASSOCIATION

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VIRGIN EXPRESS HOLDINGS PLC

ADOPTED BY SPECIAL RESOLUTION PASSED ON 21ST OCTOBER 1997 AND
AMENDED BY
RESOLUTION DATED
7TH AUGUST 2003

OTHER REGULATIONS EXCLUDED

1.             No regulation or article set out in any schedule to any statute concerning companies shall apply to the Company, but the following shall be the Articles of Association of the Company.  Table A of the First Schedule to the Companies Act 1985 shall not apply.

INTERPRETATION

2.             In these Articles the words standing in the first column of the following table shall bear the meaning set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context:-

WORDS		MEANINGS

The Act	:	The Companies Act 1985 as amended

These Articles	:	These Articles of Association as herein contained or as from time to time altered.

The Board	:	The Board of Directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present or a duly authorised committee of the Directors.

The Company	:	Virgin Express Holdings plc

Depositary	:	Means a custodian or other person approved by the Directors Shares and which issues securities evidencing the right to receive such Shares

Directors	:	The Directors for the time being of the Company.

The Group	:	The Company and any company which is for the time being a subsidiary of the Company.

In Writing	:	Written, printed, lithographed, or photographed, or visibly expressed in all or any of these or any other modes of representing or reproducing words.

Member	:	A member of the Company.

Month	:	Calendar Month.

The Office	:	The Registered Office for the time being of the Company.

Paid Up	:	Paid up and/or credited as paid up.

Prescribed Rate	:	4% above variable base rate of Barclays Bank plc from time to time.

The Register	:	The Register of Members of the Company.

The Seal	:	The Common Seal of the Company.

The Secretary	:	The Secretary of the Company and (subject to the provisions of the Act) any assistant or deputy Secretary and any person appointed by the Directors to perform any of the duties of the Secretary.

Shares	:	Ordinary shares of €0.01 each of the Company

The Statutes	:	The Act and every other Act for the time being in force concerning companies and affecting the Company.

Sterling	:	The lawful currency of the United Kingdom.

The United Kingdom	:	Great Britain and Northern Ireland, the Channel Islands and the Isle of Man.

Words importing the singular number only shall include the plural number, and vice versa.

Words importing the masculine gender only shall include the feminine gender.

Words importing persons shall include corporations.  The expressions “share” and “shareholder” shall include stock and stockholder.  The expressions “debenture” and “debenture holder” shall include debenture stock and debenture stockholder.

Subject as aforesaid, any words or expressions defined in the Statutes shall (except where the subject or context forbids) bear the same meaning in these Articles.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment for the time being in force.

References to sections are references to sections of the Act, and references to Articles are references to Articles of these Articles.

BUSINESS

3.             Any branch or kind of business which, by the Memorandum of Association of the Company or these Articles, is, either expressly or by implication, authorised to be undertaken by the Company may be undertaken by the Company at such time as the Board shall think fit, and further, may be suffered by them to be in abeyance, whether such branch or kind of business may have been actually commenced or not, so long as the Board may deem it expedient not to commence or proceed with such branch or kind of business.

CAPITAL

4.             The capital of the Company at the date of adoption of these Articles is the sum of £50,000 and €660,000 divided into fifty thousand Deferred Shares of £1 each and 6.6 million Ordinary Shares of €0.01 each.  The Deferred Shares confer no rights on the holder to receive notice of or attend or vote at any meeting of members, and will not be eligible to receive any dividend declared or paid by the Directors.  They shall have no rights to share in any surplus declared on a winding up and no other rights whatsoever other than to receive repayment of the capital paid up on those shares at the time of any winding-up.

SHARES

5.             Save as expressly permitted by Sections 151 to 154 of the Act, the Company shall not give financial assistance, whether directly or indirectly, for the purpose of the acquisition of any shares in the Company or its holding company (if any) or for reducing or discharging any liability incurred for the purpose of any such acquisition.

6.             The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes.  Any such commission or brokerage may be satisfied in fully paid shares of the Company, in which case Sections 97 and 98 of the Act shall be complied with.  In addition to all other powers of paying commissions the Company (or the Board on behalf of the Company) may exercise the powers conferred by the Statutes of applying its shares or capital monies in paying commissions to persons subscribing or procuring subscriptions for shares of the Company or agreeing so to do, whether absolutely or conditionally, Provided that the rate or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Statutes and shall not exceed 10 per cent of the price at which the shares in respect whereof the commission is paid are issued or an amount equivalent thereto.  The Company (or the Board on behalf of the Company) may also, on any issue of shares, pay such brokerage as may be lawful.

7.             If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend or other monies payable in respect of such share.

8.             The Company shall keep a Register of Members and such other registers and associated indices in relation to its Members as may be required by the Statutes and these Articles and shall maintain such registers and indices in accordance with the Statutes and these Articles.  Save as required by the Statutes and this Article or provided by these

Articles or otherwise required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise any equitable, contingent, future or partial interest in any share or (except only as by these Articles otherwise expressly provided or as by Statute required or pursuant to an order of Court) any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

9.             (A)          The Company may by Ordinary Resolution:

(i)            consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(ii)           cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its capital by the amount of the shares so cancelled;

(iii)          sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless to the provisions of the Statutes), and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(B)           Whenever as a result of a consolidation of shares, any Members would become entitled to fractions of a share, the Directors may deal with the fractions as they think fit and in particular may sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those Members and the Directors may authorise some person to transfer or deliver the shares to or in accordance with the directions of the purchaser.  The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase monies nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale

10.           Subject to the provisions of the Statutes the Company may:

(i)            issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or of the shareholder and

(ii)           with the authority of such Ordinary or Special Resolution as may be required by the Statutes purchase its own shares (but including any other redeemable shares) or enter into such agreement (contingent or otherwise) in relation to the purchase of its own shares on such terms and in such manner as may be approved by such resolution and permitted by the Statutes.

11.           LIMITATIONS ON SHARE OWNERSHIP

(A)          The purpose of this Article is to ensure that so long as and to the extent that the holding or enjoyment by the Company or any subsidiary of the Company of any Operating Licence is conditional on the Company being to any degree owned or controlled by EEA Nationals, the Company is so owned and controlled.

(B)           In this Article:-

“Affected Share” means any Share which shall be treated as such pursuant to sub-paragraph (ii) of paragraph (D) of this Article;

“Affected Share Disposal” means a disposal or disposals of or of interests in an Affected Share such that the Share ceases to be an Affected Share;

“Affected Share Notice” means a notice in writing served in accordance with the provisions of paragraph (E) of this Article;

“Depositary Receipts” means receipts or similar documents of title issued by or on behalf of a Depositary;

“Depositary Shares” means the Shares held by a depositary or in which such depositary is interested in its capacity as a depositary;

“EEA National” means a national of a member state for the purposes of Council Regulation (EEC) No 2407/92 as revised from time to time and as interpreted by the Directors in their absolute discretion;

“Operating Licence” means all or part of any operating licence as described in Council Regulation (EEC) No 2407/92 as revised from time to time;

“Permitted Maximum” means, if at any time the Directors have specified a maximum under sub-paragraph (ii)(c) of paragraph (D) of this Article, that aggregate number of Shares which they have so specified as the maximum aggregate permitted number of Relevant Shares;

“Relevant Person” means anyone other than someone who to the Directors’ satisfaction has been established to be:-

(i)            an EEA National; or

(ii)           a government or governmental department, agency or body of any member state of the EEA;

“Relevant Share” means any Share, other than a Share particulars of which are added by the Directors to the Separate Register pursuant to paragraph (C)(iv) of this Article, in which a Relevant Person has an interest or which is declared by the Directors to be a Relevant Share pursuant to paragraph (C)(iii) of this Article;

“Separate Register” means the register shall be maintained in accordance with paragraph (C)(i) of this Article;

“Withdrawal” means the refusal, withholding, suspension or revocation of any Operating Licence applied for, granted to or enjoyed by the Company or any subsidiary of the Company, or the imposition of any conditions or limitations upon any such Operating Licence which materially inhibit the exercise thereof, in either case by any state, authority or person in reliance upon any provision or by reason of any matter or circumstance relating to the nationality of persons owning or controlling (however described) the Company;

(C)           (i)            The Directors shall maintain, in addition to or, if the Register of Members is maintained in a non-documentary form, in a fashion such that it is distinct from the Register of Members, a Separate Register (or separate identifying designation on the Register of

Members with the same effect), in which shall be contained particulars of any Share which:-

(a)           to the Directors’ satisfaction has been represented by the holder (or by any one of joint holders) or the Depositary, whether pursuant to a declaration made in accordance with these Articles or otherwise, not to be a Relevant Share; or

(b)           has otherwise been declared not to be a Relevant Share.

and in either case which has not become a Relevant Share.  The particulars entered on the Separate Register in respect of any Share shall comprise, in addition to the identity of the holder or joint holders, such information as has been requested by and supplied to the Directors (regarding, where appropriate, the name and nationality of any person having an interest in such Share and the nature and extent of the interest of each such person) pursuant to a declaration made in accordance with these Articles or sub-paragraph (ii) below or otherwise or, if no such information has been supplied, such information as the Directors consider appropriate.

(ii)           Each registered holder of a Share which has not been acknowledged to be a Relevant Share who becomes aware that such Share is or has become a Relevant Share shall forthwith notify the Company accordingly.

(iii)          Without prejudice to (D) (i) below and whether or not a Disclosure Notice pursuant to these Articles has been given, the Directors may, and if at any time it appears to the Directors that a Share which has been entered in the Register may be a Relevant Share, shall, give notice in writing to the registered holder thereof or to any other person who appears to them to be interested in that Share or the Depositary requiring him to show to their satisfaction that such a share is not a Relevant Share.  Any person on whom such notice has been served and any other person who is interested in such Share and the Depositary may within twenty-one days thereafter (or such shorter or longer period as the Directors may consider necessary or reasonable) make representations to the Directors as to why such Shares should not be treated as a Relevant Share but if, after considering such representations and such other information as seems to them relevant, the Directors are not so satisfied, the Directors shall declare such Share to be a Relevant Share and it shall thereupon be treated as such.

(iv)          The Directors shall add to the Separate Register particulars of any Share if there has been furnished to them a declaration (in such form as the Directors may from time to time prescribe) by the holder of such Share or the Depositary, together with such other evidence as the Directors may require, which satisfies the Directors either that such Share is not a Relevant Share or that, by reason of the fact that an interest in such Share is held by a person who is not a Relevant Person or the nature of the interest of the Relevant Person, such Share should not be treated as a Relevant Share.

(D)          (i)            The provisions of sub-paragraph (ii) below shall apply where the Directors determine that it is necessary to take steps in order to protect any Operating Licence of the Company or any subsidiary of the Company by reason of the fact that:-

(a)           a Withdrawal has taken place;

(b)           a Withdrawal is contemplated, threatened or intended;

(c)           the aggregate number of Relevant Shares is such that a Withdrawal may occur; or

(d)           the ownership or control of the Company is otherwise such that a Withdrawal may occur.

(ii)           Where a determination has been made under sub-paragraph (i) of this paragraph, the Chairman (or any Director duly acting in place of the Chairman) or the Directors, as the case may be, shall take such of the following steps, either immediately upon such determination being made or at any time or times thereafter, as seems to him or them necessary or desirable to overcome, prevent or avoid a Withdrawal:-

(a)           the Chairman (or any Director duly acting in place of the Chairman) may remove any Director before the expiration of his term of office;

(b)           the Directors may resolve to seek to identify those Shares or Relevant Shares which gave rise to the determination and to deal with such Shares as Affected Shares;

(c)           the Directors may specify a Permitted Maximum of Relevant Shares or vary any Permitted Maximum previously specified, provided that at no time shall the Permitted Maximum be less than 25 per cent of the aggregate number of Shares and, at any time when the aggregate number of Relevant Shares of which particulars are not entered in the Separate Register exceeds the Permitted Maximum applying for the time being, the Directors may deal with such of the Relevant Shares as they decide are in excess of the Permitted Maximum as Affected Shares;

(d)           the Directors may suspend voting by proxy at any meeting of members in respect of all or any part of the listed share capital or make such amendments to the procedure as in their absolute discretion they shall determine.

(E)           The Directors shall give an Affected Share Notice to the registered holder of any Share which they determine to deal with as an Affected Share and to any other person who appears to them to be interested in that Share and to the Depositary (in the case of a Share held in uncertificated form or under a Depositary arrangement) and shall state which of the provisions of paragraph (F) of this Article (all of which shall be set out in the Notice) are to be applied forthwith in respect of such Affected Share.  The Directors shall be entitled from time to time to serve further Affected Share Notices in respect of any Affected Share applying further provisions of paragraph (F) of this Article.  The registered holder of a Share in respect of which an Affected Share Notice has been served and/or the other person appearing to the Directors to be interested in the share may make representations to the Directors as to why such Share should not be treated as an Affected Share and if, after considering such representations and such other information as seems to them relevant, the Directors consider that the Share should not be treated as an Affected Share they shall forthwith withdraw the Affected Share Notice served in respect of such Share and the provisions of Paragraph (F) shall no longer apply to it.  For the avoidance of doubt, any Share which the Directors determine to deal with as an Affected Share shall continue to be an Affected Share unless and until the Directors withdraw the Affected Share Notice relating thereto.

(F)           (i)            A registered holder of an Affected Share upon whom an Affected Share Notice has been served and/or any other person appearing to the Directors to be interested in that Share shall not (if such Affected Share Notice specifies that the provisions of this sub-paragraph (i) are to apply thereto) be entitled, in respect of such Share, to attend or to speak at any General Meeting of the Company or any meeting of the holders of any class of Shares or to vote at any such meeting and the rights to attend (whether in person or by proxy), to speak and to demand and vote on a poll which, but for the provisions of this sub-paragraph (i), would have attached to the Affected Share, shall vest in the chairman of such meeting.  The manner in which the chairman exercises or refrains from exercising any such rights shall be entirely at his discretion.  The chairman of any such meeting as aforesaid shall be informed by the Directors of any Share becoming or being deemed to be an Affected Share.

(ii)           (a)           The persons on whom an Affected Share Notice has been served shall (if such Affected Share Notice specifies that the provisions of this sub-paragraph (ii) are to apply thereto), within twenty-one days of receiving such Affected Share notice (or such longer period as may in such Notice be prescribed by the Directors), make an Affected Share Disposal so that no Relevant Person has an Interest in that Share and, upon such Affected Share Disposal being made to the satisfaction of the Directors, such Affected Share shall cease to be a Relevant Share.  The provisions of paragraph (H) of this Article shall apply to any transfer in connection with an Affected Share Disposal if, as a consequence of the transfer, such Share would continue, or be capable of continuing, to be an Affected Share.

(b)           If after twenty-one days from the date of service on the registered holder of an Affected Share of an Affected Share Notice specifying that the provisions of this sub-paragraph (ii) are to apply (or such longer period as the Directors may have prescribed), the Directors are not satisfied that an Affected Share Disposal has been made of or in relation to the Affected Share that is the subject thereof, the Directors may arrange for the sale of the Affected Share at the best price reasonably obtainable at the relevant time, on behalf of the registered holder and/or any other person appearing to them to be interested in that Share so that it ceases to be or to be capable of being treated as an Affected Share.  The manner, timing and terms of any such Affected Share Disposal made or sought to be made by the Directors (including but not limited to the price or prices at which the same is made and whether the sale is effected by transfer or delivery of Depositary Receipts or book-entry transfer by the Depositary in its own records of holders of Depositary Receipts or some other method) shall be such as the Directors determine, based upon advice from bankers, brokers or other appropriate persons consulted by them for the purpose, to be reasonably practicable having regard to all the circumstances (including but not limited to the number of Shares to be disposed of).  The Directors shall not be liable to any person for any of the consequences of reliance on such advice.

(iii)          For so long as an Affected Share is held in uncertificated form or under a Depositary arrangement, in circumstances where the Directors are obliged, pursuant to sub-paragraph (ii)(b) of this paragraph (F), to arrange for the sale of the Affected Share, the Directors may make such arrangements on behalf of the registered holder of the Affected Share as they may think fit to transfer title to that Affected Share through a Depositary or a relevant uncertificated system.

(G)           In deciding which Shares are to be dealt with as Affected Shares the Directors shall be entitled to have regard to the Interests in Relevant Shares which in their sole opinion have directly or indirectly caused the determination under sub-paragraph (i) of paragraph (D) but (subject thereto) shall, so far as practicable, have regard to the chronological order in which particulars of Relevant Shares have been, or are to be, removed from the Separate Register (and accordingly treat as Affected Shares those Relevant Shares which have been acquired, or details of which have been removed from the Separate Register, most recently) save in circumstances where such criteria would in the sole opinion of the Directors be inequitable, in which event the Directors shall apply such other criterion or criteria as they may, in their absolute discretion, consider appropriate.

(H)          The transfer of any Share shall be subject to the approval of the Directors if, in the opinion of the Directors, such Share would upon transfer become, or would be capable of being treated as, or would continue or be capable of continuing to be capable of being treated as, an Affected Share and the Directors may refuse to register the transfer of any such Share;  Provided that, in the case of a Share held in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by relevant regulations.

(I)            For the purpose of a sale under paragraph (F)(ii)(b) of this Article of a Share held in certificated form, the Directors may appoint any person to execute as transferor an instrument of transfer in favour of the transferee and may enter the name of the transferee in respect of the transferred Share in the Register of Members notwithstanding the absence of any share certificate and such instrument of transfer shall be as effective as if it had been executed by the registered holder or other person entitled to transfer ownership.  Alternatively that person may execute a form of direction in the form specified in any agreement between the Company and a Depositary or any other necessary document to effect a sale through any existing Depositary arrangement.  Title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.  The net proceeds of sale of an Affected Share shall be received by the Company (whose receipt shall be a good discharge for the purchase money), shall be converted into Sterling (if necessary) and shall be held on trust for and paid (together with interest at such rate as the Directors deem appropriate) to the former registered holder (or, in the case of joint holders, the first-named joint holder thereof in the Register of Members) or to such person as is the transferee named on any stock transfer form in respect of which the Directors have declined to register the transfer upon surrender by him or on his behalf of any certificate in respect of the Affected Shares sold and formerly held by him or the transferor of Shares to him together with any relevant stock transfer form.  When an Affected Share has been sold as aforesaid, the Directors shall notify the former registered holder of the Share or where he holds via a Depositary arrangement his Depositary and inform him that the net proceeds of sale of the Share will be paid to him upon surrender by him or on his behalf of any certificate and/or upon production of any stock transfer form in respect of the Share.

(J)            Subject to the provisions of this Article:-

(i)            the Directors shall, unless any Director has reason to believe otherwise, be entitled to assume without enquiry that all Shares are neither Relevant Shares nor Shares which would be or are capable of being treated as Affected Shares if a determination under sub-paragraph (i) of Paragraph (D) were to be made; and

(ii)           the Directors shall be entitled to assume that all or some specified number of the Shares (as they may determine) are Relevant Shares if they (or Interests in them) are held by a Depositary unless and for so long as, in respect of any such Shares, it is established to their satisfaction that such Shares are not Relevant Shares.

(K)          (i)            The Directors shall not be obliged to serve any notice required under this Article upon any person if they do not know either his identity or address.  The absence of service in such circumstances as aforesaid and any accidental error in or failure to give any notice to any person upon whom notice is required to be served under this Article shall not prevent the implementation of or invalidate any procedure under this Article.

(ii)           The provisions of these Articles relating to notices shall apply, mutatis mutandis, to the service of notices upon any Member or transferee of an interest in Shares pursuant to this Article.  Any notice required by this Article to be served upon a person who is or is not a Member but has applied to register a transfer so as to become a Member or is an agent for either of them shall be deemed validly served if it is sent through the post in a pre-paid cover addressed to that person at the address (or if more than one, at one of the addresses), if any, at which the Directors believe him to be resident carrying on business.  Service shall in such a case be deemed to be effected at the expiration of forty-eight hours

(or, where second class mail is employed, seventy-two hours) after the time when the cover containing the same is posted and in proving such service it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(L)           Any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors or any one of them or by the Chairman of the Company (including any other Director duly acting in place of the Chairman) under this Article shall be final and conclusive and neither he nor they shall be obliged to give any reason therefor.  Any disposal or transfer made, or other thing done, by or on behalf, or on the authority, of the Directors or any of them pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerning and shall not be open to challenge on any ground whatsoever.  For the avoidance of doubt, any powers, rights or duties conferred by this Article on the Directors can be exercised by a duly authorised committee of the Directors.

(M)         At any time when the Directors have resolved to specify a Permitted Maximum or deal with any Shares as Affected Shares, they shall publish in the next Directors’ Report accompanying the Annual Report and Accounts notice of the determination under sub-paragraph (i) of paragraph (D) and of any Permitted Maximum which has been specified, together with a statement of the provisions of this Article which can apply to Affected Shares and the name of the person or persons who will answer enquiries relating to Affected Shares on behalf of the Company.  At other times the Directors shall from time to time so publish information as to the number of Shares the particulars of which have been entered in the Separate Register.  On the date of adoption of these Articles the Permitted Maximum is 45% of the total issued share capital of the Company from time to time.

(N)          The Directors shall not be required to make the Separate Register available for inspection by any person but shall provide persons who make enquiries which the Directors determine in their sole discretion to be bona fide with information as to the aggregate number of Shares of which particulars are from time to time entered in the Separate Register.

(O)          If, at any time when a determination under sub-paragraph (i) of paragraph (D) has been made and not withdrawn, any person enquires of the Directors whether the aggregate number of Relevant Shares exceeds any Permitted Maximum applying for the time being, or whether any Shares in the Company which such person proposes to purchase or in which such person proposes to purchase or acquire an interest would in the opinion of the Directors upon such purchase or acquisition become or be capable of becoming or being treated as Affected Shares, whether by reason of the Permitted Maximum being exceeded or otherwise, the Directors shall, on sufficient information being given to them to enable them to answer the enquiry, notify the enquirer whether in their opinion the Shares would become or be capable of becoming Affected Shares if he were to purchase them or acquire an Interest in them.  Notwithstanding the foregoing, any such notification shall not be binding on the Directors or the Company and shall not prevent such Shares from being subsequently identified as Affected Shares.

(P)           (i)            Should the provisions of Council Regulation (EEC) No. 2407/92 be or seem to the Directors to be likely to be amended, repealed or superseded by any alterative or additional tests the breach of which could in the opinion of the Directors lead to a Withdrawal, the Directors will have such additional powers relating to divestment, disenfranchisement and deregistration of shares as may in their absolute discretion seem to them to be necessary to avoid a Withdrawal in the light of those amended, repealed or superseded, regulations actual or proposed.

(iii)          The Chairman and the Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person for failing to treat any Share as an Affected Share or any person as a Relevant Person in accordance with the provisions of this Article.  Neither the Chairman nor any Director shall be liable to the Company or any other person if, having acted reasonably and in good faith, they determine erroneously that any Share is an Affected Share, or any person is a Relevant Person or on the basis of such determination or any other determination or resolution, they perform or exercise (or purport to perform or exercise) their duties, powers, rights or discretions under this Article in relation to such Share.

(Q)          For the purposes of this Article:-

(i)            a person who has an Interest in Shares by virtue of having an interest in Depositary Receipts shall be deemed to have an Interest in the number of Shares represented by such Depositary Receipts and not (in the absence of any other reason why he should be so treated) in the remainder of the Depositary Shares held by the relevant Depositary; and

(ii)           a person who has an interest in Shares the registered holder of which is a stock exchange nominee (other than an interest arising solely as a result of a stock exchange nominee being the registered holder of such Shares shall not (in the absence of any other reason why he should be so treated) be deemed to have an interest in the remainder of the Shares held by such stock exchange nominee.

CERTIFICATES

12.           Every Member shall, without payment, be entitled to receive within two months after the allotment of Shares to him or lodgement of a transfer of Shares to or by him (or within such other period as the conditions of issue shall provide) one certificate under the Seal for all the Shares of each class registered or remaining registered in his name, provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all.  Unless the Board otherwise determines, no definitive certificate shall be issued in respect of shares held by a stock exchange nominee (as defined in Section 185 of the Act).  Every certificate shall be under the Seal or a securities seal kept by virtue of Section 40 of the Act and shall specify the number, class and distinctive numbers (if any) of the shares to which it relates and the amount paid up thereon.  If and so long as all the issued Shares of a particular class are fully paid and rank pari passu for all purposes then none of those Shares shall be distinguished by a denoting number.  A Member may require more than one certificate in respect of the shares held by him in the capital of the Company for the time being on the payment of such sum not exceeding 20p for each additional certificate as the Directors may determine, provided that no Member shall be entitled to more than one certificate in respect of any one Share held by him.

13.           If any such certificate shall be worn out, defaced, destroyed or lost, it may be renewed on such evidence being produced as the Board shall require and, in the case of wearing out or defacement, on delivery up of the old certificate and in the case of destruction or loss on execution of such indemnity (if any) as the Board may from time to time require.  The Company shall be entitled to destroy old certificates which have been renewed.

CALLS ON SHARES

14.           (B)           The Board may, subject to the provisions of these Articles and to any conditions of issue, from time to time make such calls upon the Members in respect of all monies unpaid on their Shares (whether on account of the nominal value of the Shares or by way of premium) as it thinks fit, provided that fourteen days’ notice at least is given of each call, and each Member shall be liable to pay the amount of every call so made upon him to the persons and at the times and places appointed by the Board.

(C)           A call may be made payable by instalments.

(D)          A call shall be deemed to have been made as soon as the Resolution of the Board authorising such call shall have been passed and an entry in the minute book of a resolution of the Board making the call shall be conclusive evidence of the making of the call.

(E)           A call may be revoked or postponed as the Board shall determine.

(F)           The joint holders of a Share shall be jointly and severally liable to pay all calls and instalments in respect thereof.

15.           If, on the day appointed for payment thereof, a call or instalment payable in respect of a share is not paid, the person from whom the amount of the call is due shall pay interest on such amount at the Prescribed Rate from the day appointed for payment thereof to the time of actual payment, but the Board shall have power to waive payment or remit such interest or any part thereof.

16.           Any sum which, by the terms of issue of a Share is made payable upon allotment or at any fixed date, whether on account of the amount of the Share or by way of premium, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date fixed for payment and, in case of non-payment, the provisions of these Articles as to payment of interest and expenses, forfeiture and the like and all other relevant provisions of the Statutes or of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

17.           The Board may make arrangements upon the issue of Shares for a difference between the holders of such Shares in the amount of calls to be paid and in the time of payment of such calls.

18.           The Board may, if it thinks fit, receive from any Member willing to advance the same, all or any part of the monies due upon his shares beyond the sums actually called up thereon, and upon all or any of the monies so advanced the Board may (until the same would, but for such advance, become presently payable) pay or allow such interest (not exceeding, without the consent of a general meeting, the Prescribed Rate) as may be agreed between it and such Member, in addition to the dividend payable upon such part of the shares in respect of which such advance has been made as is actually called up.  No sum paid up in advance of calls shall entitle the holder of a share in respect thereof to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would but for such payment become presently payable.

19.           No Member shall be entitled to receive any dividend or to be present or vote at any meeting or upon a poll or to exercise any right or privilege as a Member, until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses in respect of such calls.

FORFEITURE

20.           If a Member or person entitled by transmission fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest and expenses which may have accrued.

21.           The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which, and the place where, the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.

22.           If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter before payment of all calls and interest and expenses due in respect thereof has been made be forfeited by a resolution of the Board to that effect.  Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before forfeiture.  The Board may accept a surrender of any share liable to be forfeited hereunder in lieu of forfeiture and the provisions of these Articles shall apply to any share so surrendered as if it had been forfeited.

23.           Subject to the provisions of the Statutes, a Share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board shall think fit.  At any time before a sale, re-allotment or disposal the forfeiture or surrender may be cancelled on such terms as the Board may think fit.  The Board may, if necessary, authorise some person to transfer a forfeited or surrendered Share to any such other person as aforesaid.

24.           A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of such shares but shall, notwithstanding the forfeiture or surrender, remain liable to pay to the Company all monies which at the date of forfeiture or surrender were presently payable by him to the company in respect of such shares with interest thereon at the Prescribed Rate.

LIEN

25.           The Company shall have a first and paramount lien upon every share (not being a fully paid share) registered in the name of any Member, either alone or jointly with any other person, for his or his estate’s debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company in respect of that share, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not.  Such lien shall extend to all dividends from time to time declared in respect of every such share but the Board may at any time declare any share to be exempt, wholly or partially, from the provisions of this Article.

26.           For the purposes of enforcing such lien, the Company may sell, in such manner as the Board thinks fit, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of intention to sell in default, shall have been given to the holder for the time being of the share or the person entitled thereto by transmission.

27.           The net proceeds of such sale after payment of the costs of such sale shall be applied in or towards payment or satisfaction of the debt or liability in respect whereof the lien exists, so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale)

be paid to the person entitled to the shares at the time of the sale.  For giving effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof.

28.           A statutory declaration in writing that the declarant is the Secretary or a Director of the Company and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the share certificate delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share, and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings with reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

29.           (A)          All transfers of shares which are held in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.  The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee.  The transferor shall remain the holder and owner of the shares concerned until the name of the transferee is entered in the Register of Members in respect thereof.

(B)           All transfers approved by the Directors of shares which are held in uncertificated form may be effected by means of the system approved by the Directors for that particular uncertificated form.

30.           The Directors may refuse to register any person as a holder of any share in the Company (other than an allottee under an issue of shares by way of capitalisation of profits or reserves made pursuant to these Articles or a stock exchange nominee or a Depositary) unless:-

(a)           in the case of Shares held in certificated form, such person has furnished to the Directors a declaration (in such form as the Directors may from time to time have prescribed) satisfactory to the Directors and signed by him or on his behalf (or, in the case of a corporation, sealed by the corporation or signed on its behalf by an attorney or duly authorised officer of the corporation), together with such evidence as the Directors may require of the authority of any signatory on behalf of such person stating (i) the name and nationality of any person who has an Interest in any such Share and (if such declaration or the Directors so require) the nature and extent of the Interest of each such person or (ii) such other information as the Directors may from time to time determine;

(b)           in the case of Shares in uncertificated form, the Directors receive information relating to nationality satisfactory to them through the relevant system.

The Directors shall in any case where they may consider it appropriate require such person or the Depositary to provide such evidence or give such information as to the matters referred to in the declaration as they think fit.  The Directors may decline to register any person as a holder of a Share held in certificated form if such further evidence or information is not provided or given.  The Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person if they register any person as the holder of a Share on the basis of a declaration or other evidence or information provided pursuant to this Article which declaration, evidence or information appears on its face to be correct.  Nothing in this Article shall in any way restrict the exercise by the Directors of their other powers pursuant to these Articles.

31.           If the Board refuses to register a transfer of any Shares it shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal as required by section 183(5) of the Act.

32.           No fee shall be charged for registration of a transfer, probate, letters of administration, certificate of marriage or death, stop notice, power of attorney or other document relating to or affecting the title to any Share or for making any entry in the Register affecting the title to any Share.

33.           Subject to the provisions of Section 358 of the Act, the registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine; Provided that the Register shall not be closed for more than thirty days in any year.

34.           All instruments of transfer which shall be registered may be retained by the Company, but any instrument of transfer which the Board refuse to register shall (except in case of fraud) be returned to the person depositing the same.  Subject as herein before provided, the Company shall be entitled to destroy all instruments of transfer of Shares and other supporting documents which shall be been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notification of changes of address or name and all registered share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof and it shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every Share certificate so destroyed was a valid certificate duly and properly cancelled, provided that:-

(i)            the provisions aforesaid shall apply only to the destruction of documents in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant

(ii)           nothing herein contained shall be construed as imposing on the Company any liability in respect of the destruction of any such documents earlier than as aforesaid or in any case where the conditions of proviso (i) above are not fulfilled

(iii)          references herein to the destruction of any documents include references to the disposal thereof in any manner.

35.           Nothing in these Articles shall preclude the Board in its absolute discretion from recognising a renunciation of the allotment of any share by the allottee in favour of an other person although the power to refuse registration of a transfer contained in these Articles shall mutatis mutandis apply to such a renunciation.

TRANSMISSION OF SHARES

36.           In case of the death of a Member, the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but nothing in these Articles shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

37.           Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member may upon such evidence as to title being provided as may from time to time be required by the Board subject as hereinafter provided either be registered himself as holder of the share upon giving to the Company notice in writing of such desire or transfer such share to some other person.  All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers as aforesaid shall apply as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.

38.           Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall (upon supplying to the Company such evidence as the Board may reasonable require as to his title to the share) be entitled to receive, and may give a discharge for all benefits arising or accruing on or in respect of the share, and the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a Member in respect of the share; provided always that the Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if, within 60 days, the notice is not complied with, such person shall be deemed to have elected to be registered as a Member in respect thereof and may be registered accordingly.

DISCLOSURE OF INTERESTS IN SHARES

39            (A)          The Directors may by notice in writing (in this Article called “a Disclosure Notice”) require any member or other person appearing to be interested or appearing to have been interested in the shares of the Company to disclose to the Company in writing such information as the Directors shall require relating to the ownership of or interests in the shares in question as lies within the knowledge of such member or other person (supported, if the Directors so require, by a statutory declaration and/or by independent evidence) including (without prejudice to the generality of the foregoing):-

(i)            any information which the Company is entitled to seek pursuant to Section 212 of the Act; and

(ii)           any information which the Directors shall deem necessary or desirable in order to determine whether any shares are Relevant Shares (as defined in Article 11(B)) or are capable of being Affected Shares (as so defined) or whether it is necessary to take steps in order to protect an Operating Licence (as so defined) of the Company or any subsidiary of the Company or otherwise in relation to the application or potential application of Article 11

(B)           The Directors may give a Disclosure Notice pursuant to paragraph (A) of this Article at any time and the Directors may give one or more than one such notice to the same Member or other person in respect of the same Shares

(C)           Where the Member on which a Disclosure Notice is served is a Depositary (as defined in Article 11(B)) acting in its capacity as such, the obligations of the Depositary, as a Member pursuant to this Article shall be limited to disclosing to the Company in accordance with this Article such information relating to the ownership of or interests in the shares in question as has been recorded by it or is otherwise available to it pursuant to the terms of the contract entered into between the Depositary and the Company, provided that nothing in this Article shall in any other way restrict the powers of the Directors under this Article

(D)          The provision of Article 11(K) shall apply mutatis mutandis to the service of notices pursuant to this Article.

(E)           If any Member, or any other person appearing to be interested in shares held by such member, has been duly served with a Disclosure Notice under this Article and is in default for the prescribed period in supplying to the Company the information thereby required, then the Directors may in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to vote either personally or by proxy at a General Meeting of the Company or to exercise any other right conferred by membership in relation to General Meetings of the Company or meetings of the holders of any class of shares of the Company.

(F)           Where the default shares represent at least 0.25 per cent of the issued shares of that class then the direction notice may in addition direct:-

(i)            that any dividend or other money which would otherwise be payable in respect of each of the default shares shall (in whole or any part thereof) be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member; and/or

(ii)           that no transfer of any of the default shares held by such Member in certificated form shall be registered unless:-

(a)           the Member is not himself in default as regards supplying the information required; and

(b)           the transfer is of only part of the Member’s holding and when presented for registration is accompanied by a certificate by the Member in a form satisfactory to the Directors to the effect that, after due and careful enquiry, the Member is satisfied that none of the shares that are the subject of the transfer is a default share.

(G)           The Company shall send a copy of the notice to each other person appearing to be interested in the shares the subject of any direction notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(H)          Any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues but shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the Member).  Any direction notice shall cease to have effect in relation to any default shares which are transferred by such Members by means of an approved transfer.

(I)            For the purpose of this Article:-

(i)            a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under Section 212 of the Act which either (a) names such person as being so interested or (b) fails to establish the identities of those interested in the shares and (after taking into account the said notification and/or any other relevant notification pursuant to Section 212 of the Act) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares:

(ii)           the prescribed period is 28 days from the date of service of the notice except that if the default shares represent at least 0.25 per cent of the issued share of that class, the prescribed period is 14 days from such date; and

(iii)          a transfer of shares is an approved transfer if but only if:-

(a)           it is a transfer of shares by an offeror by way or in pursuance of acceptance of a takeover for a company (as defined in Section 428 of the Act); or

(b)           the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the Member or with other persons appearing to be interested in such shares; or

(c)           the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

(J)            Nothing contained in this Article shall limit the power of the Directors under Section 216 of the Act.

STOCK

40.           The Company may, from time to time, by Ordinary Resolution, convert all or any of its fully paid shares into stock, and may from time to time, in like manner, convert any stock into fully paid shares of any denomination.  No such conversion shall affect or prejudice any preference or other special privilege.

41.           When any shares have been converted into stock, the several holders of such stock may transfer their respective interests therein, or any part of such interests, in such manner as the Company by Ordinary Resolution shall direct (but in default of any such direction in the same manner and subject to the same regulations as and subject to which the shares from which the stock arose might before conversion have been transferred or as near thereto as circumstances will admit).  The Board may, if it thinks fit, from time to time fix the minimum amount of stock transferable; provided that such minimum shall not exceed the nominal amount of the shares from which the stock arose.

42.           The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages as regards dividends, voting at general meetings of the Company and other matters, and be subject to the same provisions of these Articles as if they held the shares from which the stock arose, but no such privilege or advantage shall be conferred by an amount of stock which would not, if existing in shares, have conferred that privilege or advantage.

ALTERATIONS OF CAPITAL

43.           The Company may from time to time by Ordinary Resolution, whether all the shares for the time being authorised shall have been issued or all the shares for the time being issued shall have been fully paid or not, increase its share capital by the creation of new shares, such new capital to be of such amount and to be divided into shares of such respective amounts as the Resolution shall direct.

44.           Except as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the existing share capital,

and shall be subject to the same provisions with reference to the payment of calls, transfer, transmission, forfeiture, lien and otherwise as the existing share capital.

45.           The Company may from time to time by Ordinary Resolution:-

(i)            consolidate all or any of its share capital into shares of larger amounts than its existing shares;

(ii)           cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

(iii)          sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of Section 121(3) of the Act and so that the Resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred or other special rights as they may have such deferred rights, or be subject to such restrictions, as compared with the others, as the Company has power to attach to unissued or new shares.

46.           Subject to the provisions of the Statutes, the Company may from time to time by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

47.           Upon any consolidation of fully paid shares into shares of larger amount the Board may settle any difficulty which may arise with regard thereto and in particular may, as between the holders of shares so consolidated, determine which shares are consolidated into each consolidated share and, in the case of any shares registered in the name of one Member being consolidated with shares registered in the name of another Member, the Board may make such arrangements for the allotment, acceptance and/or sale of fractional shares or for the sale of the consolidated share and may sell the fractions or the consolidated share either upon the market or otherwise to such person at such time and at such price as it may think fit and shall distribute the net proceeds of sale among such Members rateably in accordance with their rights and interests in the consolidated share or the fractions and for the purposes of giving effect to any such sale the Board may appoint some person to transfer the shares or fractions sold to any purchaser thereof and such appointment and any transfer executed in pursuance thereof shall be effective.

48.           Anything done in pursuance of the last three preceding Articles shall be done in the manner provided and subject to any conditions imposed by the Statutes, so far as they shall be applicable, and, so far as they shall not be applicable, in accordance with the terms of the Resolution authorising the same, and, so far as such Resolution shall not be applicable, in such manner as the Board shall determine.

MODIFICATION OF CLASS RIGHTS

49.           None of the rights, privileges or conditions for the time being attached or belonging to any class of shares forming part of the issued capital for the time being of the Company shall be modified, varied or abrogated in any manner except with the consent in writing of the holders of three fourths in nominal value of the issued shares of the class or the sanction of an Extraordinary Resolution passed at a separate meeting of the members of that class, and then only subject to the provisions of Section 127 of the Act.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or by the terms of issue of the shares of that class, be deemed to be modified, varied or abrogated by the creation or issue of further shares ranking pari passu therewith.

GENERAL MEETINGS

50.           An Annual General Meeting of the Company shall be held in each year in addition to any other meetings which may be held in that year, and such meeting shall be specified as the Annual General Meeting in the notices calling it.  Not more than fifteen months shall elapse between the date of one Annual General Meeting and the date of the next.  Subject as aforesaid and to the provisions of the Statutes the Annual General Meeting shall be held at such time and place as the Board shall appoint.

51.           All general meetings of the Company other than Annual General Meetings shall be called Extraordinary General Meetings.

52.           The Board may call an Extraordinary General Meeting whenever it thinks fit.  Extraordinary General Meetings shall also be convened on such requisition, or, in default, may be convened by such requisitionists as provided by the Statutes.  If at any time there are not sufficient Directors capable of acting to form a quorum any Director or any two Members of the Company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Board.

53.           In the case of an Extraordinary General Meeting called in pursuance of a requisition, unless such meeting shall have been called by the Directors, no business other than that stated in the requisition as the objects of the meeting shall be transacted.

NOTICE OF GENERAL MEETINGS

54.           At least twenty-one clear days’ notice of every Annual General Meeting and of every Extraordinary General Meeting at which it is proposed to pass a Special Resolution and at least fourteen clear days’ notice of every other Extraordinary General Meeting shall be given, in the manner hereinafter mentioned, to such Members as are under the provisions of these Articles entitled to receive such notices from the Company and to the auditors of the Company.  Every notice of meeting shall specify the place, day and hour of meeting and, in the case of special business, the general nature of such business and shall also state with reasonable prominence that a Member entitled to attend and vote at the meeting is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not also be a Member.  In the case of a meeting convened for passing a Special or Extraordinary Resolution the notice shall specify the intention to propose the Resolution as a Special or Extraordinary Resolution as the case may be.

55.           A meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the last preceding Article, be deemed to have been duly called if it is so agreed:-

(i)            in the case of a meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

(ii)           in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting being a majority together holding not less than 95 per cent in nominal value of the shares giving a right to attend and vote at the meeting.

56.           It shall be the duty of the Company, subject to the provisions of the Statutes, on the requisition in writing of such number of Members as is specified in Section 376 of the Act and (unless the Company otherwise resolves) at the expense of the requisitionists, (i) to give to Members entitled to receive notice of the next Annual General Meeting notice of any resolution which may properly be moved and is intended to be moved at that meeting, and (ii) to circulate to Members entitled to have notice of any general meeting any statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or the business to be dealt with at that meeting.

57.           The accidental omission to give notice of any meeting to, or the non-receipt of notice of any meeting by, any person entitled to receive notice shall not invalidate any resolution passed or proceeding had at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

58.           All business that is transacted at an Extraordinary General Meeting shall be deemed special and all business that is transacted at an Annual General Meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the accounts and balance sheet and the reports of the Directors and the Auditors and any other documents accompanying or annexed to the balance sheet the election of Directors and the Auditors and the fixing of the remuneration of the Directors and the Auditors.

59.           Where by any provisions contained in the Statutes special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Statutes permit) before the meeting at which it is moved and the Company shall give to its Members notice of such resolution in accordance with these Articles and the Statutes.

60.           No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business.  For all purposes the quorum shall be not less than two persons present in person or by proxy and entitled to attend and vote at the meeting, each being a Member or a proxy or duly authorised representative of a company or foreign corporation which is a Member.

61.           The Chairman of the Board shall preside at every general meeting, but if there be no such Chairman, or he shall be unwilling to preside or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same the Deputy-Chairman of the Board shall preside, or if there be no such Deputy-Chairman, or he shall be unwilling to act, or if he be not present within such period the Directors present shall choose some Director, or if no Director is present, or if all the Directors present decline to take the chair, the Members present in person or by proxy shall choose one of themselves to be Chairman of the meeting.

62.           If within fifteen minutes from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved.  In any other case it shall stand adjourned to such time and place as the Chairman of the meeting shall decide and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the persons present (if more than one) shall be a quorum.

63.           The Chairman may, with the consent of the meeting (and shall, if so directed by the meeting), adjourn any meeting from time to time and from place to place.  Whenever a meeting is adjourned for thirty days or more, seven days’ notice at the least, specifying the place, the day and the time of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid, no Member shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting.  No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

64.           (G)           At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or upon the declaration of the result of the show of hands a poll is demanded:-

(i)            by the Chairman, or

(ii)           by not less than three Members present in person or by proxy and entitled to vote, or

(iii)          by any Member or Members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting, or

(iv)          by a Member or Members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

(H)          Unless a poll is so demanded a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried, or carried unanimously or by a particular majority, or lost or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive of the votes recorded in favour of or against such resolution.

65.           A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time (not being more than thirty days from the date of the meeting or the adjourned meeting at which such poll was demanded) and place and in such manner as the Chairman shall direct and the result of the poll shall be deemed to be the Resolution of the meeting at which the poll was demanded.  No notice need be given of a poll not taken immediately.  The demand for a poll may be withdrawn.

66.           In the case of an equality of votes whether on a show of hands or on a poll, the Chairman of the meeting shall be entitled to a further or casting vote in addition to the votes to which he may be entitled as a Member.

67.           If:-

(i)            any objection shall be raised to the qualification of any voter, or

(ii)           any votes have been counted which ought not to have been counted or which might have been rejected, or

(iii)          any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting on any resolution unless the same is raised or pointed out at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs.  Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that the same is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting.  The decision of the Chairman on such matters shall be final and conclusive.

68.           The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

69.           Subject to the provisions of Article 11 hereof and to any other special terms as to voting upon which any shares may be issued, or may for the time being be held, and subject to the provisions of Article 72, upon a show of hands every Member present in person and entitled to vote shall have one vote and upon a poll every Member present in person or by proxy and entitled to vote shall have one vote for every ordinary share held by him.

70.           If any Member be of unsound mind or otherwise incapacitated, he may vote by his curator bonis, committee, or other legal curator and such last mentioned persons may give their votes either personally or by proxy, provided that such evidence as the Board may require of the authority of the persons claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which such person claims to vote.

71.           If two or more persons are jointly entitled to a share, then, in voting upon any question, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

72.           No Member shall be entitled to be present or to be counted in the quorum at any general meeting unless he shall be the holder of one or more shares giving the right to attend thereat upon which all calls or other monies due and payable in respect of the same shall have been paid and no Member shall be entitled to vote at any general meeting or upon a poll either personally or by proxy in respect of any share upon which any call or other monies due and payable have not been paid.

73.           Votes may be given either personally or by proxy.  On a show of hands a Member (other than a corporation) present only by proxy shall have no vote, but a proxy for or representative of a corporation may vote on a show of hands.  A proxy need not be a Member of the Company and a Member may appoint one or more than one person to act as his proxy.

74.           If a Member appoints more than one person to act as his proxy the instrument appointing each such proxy shall specify the shares held by the Member in respect of which each such proxy is to vote and no Member may appoint more than one proxy to vote in respect of any one share held by that Member.

75.           The instrument appointing a proxy shall be in writing under the hand of the appointor, or his attorney duly authorised in writing, or if such appointor is a corporation under its common seal or under the hand of some officer or attorney duly authorised in that behalf.  The Directors may, but shall not be bound to, require evidence of authority of such officer or attorney.

76.           A vote given in accordance with the terms of an instrument appointing a proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or transfer of the share in respect of which it is given, unless previous intimation in writing of the death, insanity, revocation or transfer shall have been received at the Office one hour at least before the time fixed for holding the meeting.

77.           The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote at such poll.

78.           The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy thereof, shall be deposited at such place as may be specified for that purpose in the notice convening the meeting or in the instrument of proxy or if no place is so specified at the Office at least forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote or, in the case of a poll, not less than forty-eight hours before the time appointed for the taking of the votes otherwise the person so named shall not be entitled to vote in respect thereof.

79.           An instrument of proxy may be in any common form or in such other form as the Board may from time to time approve.

80.           The Board may at the expense of the Company send by post or otherwise, to the Members instruments of proxy (with or without provision for their return prepaid) for use at any general meeting or at any meeting of any class of Members of the Company either in blank or nominating in the alternative any one or more of the Directors or the Chairman of the meeting or any other person or persons.  If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons, specified in the invitations are issued at the Company’s expense they shall be issued to all of the Members entitled to be sent a notice of the meeting and to vote thereat by proxy.

CORPORATIONS ACTING BY REPRESENTATIVES

AT MEETINGS

81.           Any corporation which is a Member of the Company may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or of any class of Members thereof and such representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual shareholder.

DIRECTORS

82.           Until otherwise determined by a general meeting, the number of Directors shall not be less than three nor more than sixteen.  The Company may by Ordinary Resolution from time to time vary the minimum and maximum number of Directors.

83.           The Board may from time to time and at any time appoint any other person to be a Director either to fill a casual vacancy or by way of addition to the Board.  A Director so appointed shall hold office only until the Annual General Meeting following next after his appoint, when he shall retire, but shall then be eligible for re-election, a Director so retiring shall not be taken into account in determining the number of Directors to retire by rotation at such meeting in accordance with Article 104.

84.           A Director shall not require a share qualification, but shall nevertheless be entitled to attend and speak at any general meeting of, or at any separate meeting of the holders of any class of shares in, the Company.

85.           There shall be paid out of the funds of the company to the Directors of the Company as fees in each year, an aggregate sum as the Directors may determine not exceeding œ150,000, such sum to be divided among such Directors in such proportion and manner as they may agree or, in default of agreement, equally provided that any such Director holding the office of Director for part of year shall unless otherwise agreed be entitled only to a proportionate part of such remuneration.  The Company may by Ordinary

Resolution increase the amount of the fees payable under this Article either permanently or for a year or longer term.

86.           The Directors shall also be entitled to be repaid all travelling, hotel and other expenses properly incurred by them respectively in and about the performance of their duties as Director, including their expenses of travelling to and from Board or Committee or general meetings.

87.           The Board may grant special remuneration to any member thereof who, being called upon, shall render any special or extra services to the Company.  Such special remuneration may be made payable to such Director in addition to or in substitution for his ordinary remuneration (if any) as a Director, and may be payable by way of a lump sum participation in profits or otherwise as the Board shall determine.

INTERESTS OF DIRECTORS

88.           A Director may hold any other office or place of profit under the Company (except that of Auditor) in conjunction with his office of Director and subject to the provisions of Section 319 of the Act on such terms as to remuneration and otherwise as the Board shall arrange.  Any Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; Provided that nothing herein contained shall authorise a Director or his firm to act as Auditor or Auditors to the Company.

89.           Subject to the provisions of the Statutes, no Director or intending Director shall be disqualified by his office from contracting with the Company either as vendor, purchaser or otherwise nor (subject to the interest of the Director concerned being duly declared as required by Article 91) shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be liable to be avoided nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

90.           A Director may hold office as a director or other officer of or be otherwise interested in any other company of which the Company is a member or in which the Company is otherwise interested and unless otherwise agreed shall not be liable to account to the Company for any remuneration or other benefits receivable by him as a director or officer of, or by virtue of his interest in such other company.

91.           Without prejudice to the requirements of the Statutes, a Director, including an alternate Director, who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Board.  In the case of a proposed contract the declaration shall be made at the meeting of the Board at which the question of entering into the contract is first taken into consideration or, if the Director was not at the date of that meeting interested in the proposed contract, at the next meeting of the Board held after he become so interested.  In a case where the Director becomes interested in a contract after it is made the declaration shall be made at the first meeting of the Board held after the Director becomes so interested.  In a case where the Director is interested in a contract which has been made before he was appointed a Director the declaration shall be made at the first meeting of the Board held after he is so appointed.  For the purposes of this Article a general notice given to the Board by a Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may, after the date of the notice be made with that company or firm, or he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him (within the meaning of Section 346 of the Act) shall (if such Director shall give the same at a meeting of the Board or shall take reasonable steps to secure that it is brought up and read at the next meeting of the Board after it is given) be deemed a sufficient declaration of interest in relation to any contract so made.  In this Article the expression “contract” shall be construed as including any transaction or arrangement whether or not constituting a contract.

92.           A Director must notify the Board of Directors of any contract arrangement or proposal in which he has a material interest whether as shareholder in the Company or otherwise on which the Directors are proposing to vote.  There is no prohibition on any director voting at any meeting of Directors on any contract arrangement or proposal in which that Director has a material interest or any requirement that he shall not be counted towards the quorum.   A Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise through the Company.  A Director shall not be counted in the quorum at a meeting in relation to any resolution in respect of which he is debarred from voting.

MANAGING AND OTHER EXECUTIVE DIRECTORS

93.           (A)          The Board may from time to time appoint one or more of its body to be the holder of any executive office, including the office, of Managing or Joint or Assistant Managing Director, on such terms and for such period as it may determine.

(B)           A Director so appointed to the office of Managing or Joint or Assistant Managing Director shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the number of Directors to retire by rotation.  A Director so appointed to any other executive office shall be subject to retirement by rotation and shall be taken into account in determining the rotation of retirement of Directors and the number of Directors to retire by rotation.

(C)           The appointment of any Director to the office of Managing or Joint or Assistant Managing Director shall terminate if he ceases from any cause to be a Director but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.  The appointment of any Director to any other executive office shall be subject to termination in accordance with the terms of his contract of employment if he ceases from any cause to be a Director, unless the contract or Resolution under which he holds office shall expressly state otherwise, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company.

(D)          A Director holding any executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise, as the Board may determine.  In fixing the initial total remuneration and other benefits and in making any revisions to it for any director who holds Executive Office the Board shall be entitled to constitute and to delegate that matter to a Remuneration Committee chaired by a non-executive director of the Company.

(I)            The Board may entrust to and confer upon a Director holding any executive office any of the powers exercisable by the Board upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with or to the exclusion of its own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

(J)            The Company shall not (and the Board shall exercise all voting and other rights and powers of control exercisable by the Company in respect of its subsidiary companies so as to secure that none of its subsidiary companies shall) grant any contract of service to any such Managing Director or such other officer as is referred to in paragraph (A) of this Article or any proposed Managing Director or such other officer as aforesaid which does not expire or is not determinable within five years of the date of grant thereof without payment of compensation (other than statutory compensation) except with the previous sanction of the Company in general meeting.

POWERS OF DIRECTORS

94.           The business of the Company shall be managed by the Board, which may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercisable and done by the Company, and as are not by the Statutes or by these Articles required to be exercised or done by the company in general meeting, subject nevertheless to any regulations of these Articles, to the provisions of the Statutes, and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in general meeting but no regulation made by the company in general meeting shall invalidate any prior act of the Board which would have been valid if such regulation had not been made.  The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

95.           The Board may establish any local boards or agencies for managing any of the affairs of the Company, and may appoint any persons to be members of such local boards or any managers or agents and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Board, with power to sub-delegate, and may authorise the members of any local board, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

96.           The Board may from time to time and at any time, by power of attorney under the Seal, appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as it may think fit and any such powers of attorney may contain such provisions for the protection and conveniences of persons dealing with any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

97.           The Company or the Board on behalf of the Company may exercise all the powers of Section 39 of the Act, relating to official seals for use abroad, and any such seal shall be affixed by the authority and in the presence of, and the instrument sealed therewith shall be signed by, such persons as the Board shall from time to time by writing under the Seal appoint.

98.           (A)          The Board may without limitation of Article 94 establish, maintain, participate in or contribute to, or procure the establishment, maintenance of, participation in or contribution to, any pension, superannuation, benevolent or life assurance fund, scheme or arrangement (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances, benefits and emoluments to, any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business or of any company which is a holding company or a subsidiary of the Company or who may be or have been Directors or officers of the Company or of any such other company as aforesaid and who hold or have held executive positions or agreements for service with the Company or any such other company, and the wives, widows, families and dependants of any such persons.  The Board may also establish, subsidise and subscribe to any institutions, associations, societies, clubs or funds calculated to be for the benefit of or to advance the interests and well being of the Company or of any such other company as aforesaid, or of any such person as aforesaid, and make payments for or towards the insurance of any such persons as aforesaid and subscribe or guarantee money for charitable or benevolent objects, or for any exhibition or for any public, general or useful object, and do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.  Any Director who holds or has held any such executive position or Agreement for service shall be entitled to participate in and retain for his own benefit any such donations, gratuity, pension, allowance, benefit or emolument.

(B)           The Board may without limitation of Article 94 also establish and maintain any employees’ share scheme share option or share incentive scheme approved by Ordinary Resolution whereby selected employees of the Company or of any company which is a subsidiary of the Company are given the opportunity of acquiring shares in the capital of the Company on the terms and subject to the conditions set out in such scheme and establish and (if any such scheme so provides) contribute to any scheme for the purchase by, or transfer, allotment or issue to, trustees of shares in the Company or its holding company to be held for the benefit of employees (including Directors and officers) of the Company and, subject to the Statutes, lend money to such trustees or employees to enable them to purchase such shares provided that if any shares are to be issued to employees or trustees under the provisions of any such scheme pursuant to which the rights attaching to such shares shall be altered or varied then any such scheme shall be approved by Special Resolution and these Articles shall be deemed to be altered so far as appropriate by the Special Resolution approving such scheme.

99.           All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

POWERS OF BORROWING AND MORTGAGING

100.         Subject as hereinafter provided the Board may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and assets both present and future, including uncalled capital, and, subject to the provisions of these Articles and to Section 80 of the Act to issue debentures, and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

101.         The Board may mortgage or charge all or any part of the Company’s undertaking, property and uncalled capital and subject to Section 80 of the Act may issue or sell any bonds, loan notes, debentures or other securities whatsoever for such purposes and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as it may think proper including a right for the holders of bonds, loan notes, debentures or other securities to exchange the same for shares in the Company of any class authorised to be issued.

ROTATION, RETIREMENT AND

REMOVAL OF DIRECTORS

102.         The office of a Director shall be vacated if:-

(i)            he ceases to be a Director by virtue of any provision of the Statutes or he becomes prohibited by law from being a Director; or

(ii)           he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(iii)          he is, or may be, suffering from mental disorder and either:-

(a)           he is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960; or

(b)           an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(iv)          he becomes physically or mentally incapable of performing the functions of a Director and the Board shall resolve that he be disqualified; or

(v)           in the case of a Director holding executive office, subject to the terms of any contract between him and the Company, he resigns his office by notice in writing to the Company; or

(vi)          he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board shall resolve that his office be vacated; or

(vii)         he shall be removed from office by notice in writing served on him signed by all his co-Directors but so that if he holds an appointment to an executive office which thereby automatically determines, such removal shall be deemed an act of the Company and shall have effect without prejudice to any claim for damaged for breach of any contract of service between him and the Company.

103.         Subject to the provisions of Section 293 of the Act, every Director shall retire at the first Annual General Meeting which shall occur after the date of his seventieth birthday, but shall then be eligible for re-election for the period from that Annual General Meeting until the end of the next following Annual General Meeting when again he shall retire.  Any such Director shall be eligible for re-election for a subsequent term or terms, but on each occasion only until the end of the next following Annual General Meeting after the date of his re-election.  A Director retiring at any Annual General Meeting in accordance with the provisions of this Article shall not be taken into account in determining the number of Directors to retire by rotation at such meeting in accordance with Article 104.

104.         Subject as provided in Article 106 hereof, at the Annual General Meeting in every year one-third of the Directors for the time being (other than those retiring in accordance with Articles 102 and 105) or if their number is not a multiple of three then the number nearest to but not exceeding one-third shall retire from office.  Provided always that if in any year the number of Directors (other than those retiring as aforesaid) shall be two, one of such Directors shall retire, and if in any year there shall be only one Director (other than those retiring as aforesaid) that Director shall retire.

105.         The Directors to retire at the Annual General Meeting in every year shall include (so far as necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election.  Any further Directors so to retire shall be the Directors who have been longest in office since their last election.  As between Directors of equal seniority, the Directors to retire shall in the absence of agreement be selected from among them by lot.  A retiring Director shall be eligible for re-election and shall act as a Director throughout the meeting at which he retires.

106.         At the meeting at which a Director retires in the manner aforesaid, the members may fill the vacated office by electing a person thereto and, in default, the retiring Director shall, if offering himself for re-election, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such Director shall have been put to the meeting and lost.

107.         No person not being a Director retiring at the meeting shall, unless recommended by the Board for election be eligible for election to the office of Director at any general meeting unless, not less than seven nor more than twenty-one days before the day appointed for the meeting, there shall have been given to the Secretary notice in writing by some Member duly qualified to be present and vote at the meeting for which such notice is given of his intention to propose such person for election, and also notice in writing, signed by the person to be proposed, of his willingness to be elected.

108.         Subject to the provisions of these Articles, the Company may from time to time in general meeting appoint new Directors and increase or reduce the number of Directors and may also determine in what rotation the increased or reduced number is to go out of office.

109.         Without prejudice to the power of the Company under Section 303 of the Act to remove a Director before the expiration of his period of office by Ordinary Resolution, the Company may by Extraordinary Resolution remove any Director before the expiration of his period of office, and may by Ordinary Resolution appoint another Director in his stead.  A person appointed in place of a Director so removed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

110.         Every resolution of a general meeting for the appointment or election of a Director shall relate to one named person and a single resolution for the appointment or election of two or more persons as Directors shall be void, unless a resolution that it shall be so moved has first been agreed to by the meeting without any vote being given against it.

PROCEEDINGS OF THE BOARD

111.         The Board or any Committee of the Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit, and determine the quorum necessary for the transaction of business.  Meetings of the Board or of any Committee of the Board may take place in any part of the world and may take place in person or by conference call or similar telephonic means whereby all those attending may hear and speak.  Unless otherwise determined two Directors shall be a quorum.  For the purposes of this Article an alternate Director shall be counted in a quorum but so that not less than two persons shall constitute the quorum.

112.         A Director may, and, on the request of a Director, the Secretary shall, at any time, summon a meeting of the Board.  It shall be necessary to give notice of a meeting of the Board to any Director whether or not for the time being he shall be absent from the country in which the meeting is proposed to take place.

113.         Questions arising at any meeting of the Board or any Committee of the Board shall be decided by a majority of votes.  In the case of an equality of votes the Chairman shall have a second or casting vote.

114.         The Board or any Committee of the Board may from time to time elect a Chairman or Deputy-Chairman, who shall preside at its meetings, but if no such Chairman or Deputy-Chairman be elected, or if at any meeting the Chairman or Deputy-Chairman be not present within five minutes after the time appointed for holding the same, the Board or Committee shall choose one of its number to be Chairman of such meeting.

115.         (A)          The Board may delegate any of its powers, including authority to affix the Seal to any document, to Committees consisting of such members, or member, of its body as it thinks fit.  Any Committee so formed shall in the exercise of the powers so delegated conform to any regulations that may from time to time be imposed upon it by the Board.  The meetings and proceedings of any such Committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of Directors.

(B)           Any Committee shall have power, unless the Board directs otherwise, to co-opt as a member or members of the Committee for a specified purpose any person or persons although not being members of the Board or of the Company provided that no person shall be co-opted pursuant to this Article if, as a result of his appointment, the number of persons so co-opted would be equal to or greater than the number of members of such committee who are Directors and no resolution passed at a meeting of such committee shall be effective unless a majority of the members of the committee present at the meeting are Directors.

116.         All acts bona fide done by any meeting of the Board or of a Committee of the Board or by any person acting as a Director, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid or that they or any of them were disqualified or had ceased to be Directors or a Director, be as valid as if every such person had been duly appointed and was qualified to be and had continued to be a Director.

117.         The Board shall cause proper minutes to be made of all general meetings of the Company and also of all appointments of officers and of the proceedings of all meetings of the Board and Committees of the Board, and of the attendances thereat, and all business transacted at such meetings, and any such minutes of any meeting, if purporting to be signed by the Chairman of such meeting, or by the Chairman of the next succeeding meeting of the Company or of the Board or Committee, shall be conclusive evidence of the facts therein stated.

118.         A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board shall be as effective for all purposes as a Resolution passed at a meeting of the Board duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors and so that any such Resolution or document signed by an alternate Director shall be deemed to have been signed by the Director who appointed such alternate Director.

119.         The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their body but if and so long as the number of Directors is reduced below the number fixed by or pursuant to these Articles as the quorum of Directors, the continuing Directors or Director may act for the purpose of filling up vacancies in their body or of summoning general meetings of the Company, but not for any other purpose.

ALTERNATE DIRECTORS

120.         A Director may from time to time by writing under his hand appoint another Director or any other person to be his alternate but no such appointment of any person not being a Director shall be operative unless and until approved by the Board.  Every such alternate shall (subject to his giving to the Company an address at which notice any be served upon him) be entitled to notice of the meetings of the Board and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the Director appointing him.  Every such alternate shall also be entitled in the absence of the Director appointing him to sign on his behalf a Resolution in writing of the Directors.  The remuneration of an alternate shall be payable out of the remuneration payable to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between such alternate and the Director appointing him.  A Director may by writing under his hand deposited at the Office at any time revoke the appointment of an alternate appointed by him.  If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine; provided that if any Director retires at any meeting (whether by rotation or otherwise) but is re-appointed by the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-appointment as if he had not so retired.  Save as aforesaid, an alternate Director shall not have power to act as a Director nor shall he be deemed to be a Director for the purposes of these Articles.

ASSOCIATE DIRECTORS

121.         (A)          The Board may from time to time appoint any person to be an Associate Director of the Company.

(B)           The appointment of a person to be an Associate Director shall not, save as otherwise agreed between him and the Company and the subsidiary (if any) in whose service he may be, affect the terms and conditions of his employment by the Company or by any such subsidiary, whether as regards duties remuneration, pension or otherwise.

(C)           The appointment, removal and the powers, duties and remuneration of an Associate Director shall be determined by the Board and the Board shall have the right to enter into any contract on behalf of the Company or transact any business of any description without the knowledge or approval of Associate Directors, except that no act shall be done that would impose any personal liability on any or all of the Associate Directors except with his or their knowledge and consent.

(D)          An Associate Director shall not be nor have power to act as a Director of the Company nor be entitled to receive notice of, or attend or vote at, meetings of the Directors nor shall he be deemed to be a Director for any of the purposes of these Articles.

THE SEAL

122.         The Seal shall not be affixed to any instrument except by the authority of a Resolution of the Board or a Committee of the Board and, except as hereinafter provided, every instrument to which the Seal shall be so affixed shall be autographically signed by a Director and Countersigned by a second Director or the Secretary or an Assistant Secretary or some other person appointed by the Board for such purpose and in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Seal has been properly affixed.  Provided that as respects certificates for shares or debentures the Board may by Resolution determine that the presence of such persons and the signatures thereof or of either of them shall be dispensed with and/or that such signatures shall be affixed by some method or system of mechanical signature.

SECRETARY

123.         The Board shall from time to time appoint and may remove a Secretary or joint Secretaries who shall be qualified in accordance with the provisions of the Statutes and may appoint and remove one or more Assistant Secretaries.

124.         Anything by the Statutes or these Articles required or authorised to be done by or to the Secretary may, if the office is vacant or there is for any other reason no Secretary capable of acting, be done by or to any assistant or deputy Secretary or, if there is no assistant or deputy Secretary capable of acting, by or to any officer of the Company authorised generally or specially in that respect by the Board provided that any provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

AUTHENTICATION OF DOCUMENTS

125.         Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any Resolutions passed by the Company or the Board or any Committee of the Board and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts.  A document purporting to be a copy of a Resolution, or an extract from the minutes of a meeting of the Company or of the Board or any Committee of the Board which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such Resolution has been duly passed or, as the case may be, that such minutes are or extract is a true and accurate record of proceedings at a duly constituted meeting.

REGISTERS

126.         (A)          The Register of Directors’ Interests shall be kept in accordance with the Statutes and shall be open to the inspection of any Member of the Company or of any other person between the hours of 10 a.m. and noon on each day during which the same is bound to be open for inspection pursuant to the Statutes.  The said Register shall be produced at the commencement of each Annual General Meeting and shall remain open and accessible during the continuance of the meeting to any person attending the meeting.

(B)           The Register of Directors and Secretaries, the Register of Charges, the Register of Members, the Register of interests in Shares, the Register of North American-held Shares and all other associated registers and indices shall be kept in accordance with the Statutes and shall be open to the inspection of any Member of the Company or of any other person without charge between the hours of 10 a.m. and noon on each day during which the same is bound to be open for inspection pursuant to the Statutes.

DIVIDENDS

127.         Subject to any preferential or other special rights for the time being attached to any special class of shares, the profits of the Company available for dividend in accordance with the Statutes which it shall from time to time determine to distribute by way of dividend shall be applied in payment of dividends upon the shares of the Company to the Members at the date of record in accordance with their respective rights and priorities.

128.         All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares otherwise than in advance of calls during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

129.         (A)          The Company in general meeting may from time to time declare dividends but no such dividends shall (except as by the statutes expressly authorised) be payable otherwise than out of the profits of the Company available for the purpose in accordance with the Statutes.  No higher dividend shall be paid than is recommended by the Board and the declaration of the Board as to the amount of the profits at any time available for dividend shall be conclusive.

(B)           Subject to the provisions of the Statutes, the Board may, if it thinks fit from time to time, pay to the Members such interim dividends as appear to the Board to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferred rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and the Board may also pay half-yearly or at other suitable intervals to be settled by it any dividend which may be payable at a fixed rate if it is of the opinion that the profits justify the payment.  Provided the Directors act bona fide, they shall not incur any responsibility to the holders of shares conferring a preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferred rights.

130.         Notwithstanding any other provision of these Articles, the Directors may fix a date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time within six months before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made.

131.         With the sanction of a general meeting, dividends may be paid wholly or in part in specie and may be satisfied in whole or in part by the distribution amongst Members, in accordance with their rights, of fully paid shares, debentures or other securities of the Company or of any other company, or of any other property suitable for distribution as aforesaid.  The Board shall have full liberty to make all such valuations, adjustments and arrangements, and to issue all such certificates or documents of title as may in its opinion be necessary or expedient with a view to facilitating the equitable distribution amongst the Members of any dividends or portions of dividends to be satisfied as aforesaid or to giving them the benefit of their proper shares and interests in the property and no valuation, adjustment or arrangement so made shall be questioned by any Member.

132.         Any dividend, instalment of dividend or interest or other monies payable in cash in respect of any share may be paid by cheque or warrant payable to the order of the Member entitled thereto or (in the case of joint holders) of that Member whose name stands first on the Register in respect of the joint holding.  Every such cheque or warrant shall (unless otherwise directed) be sent by post to the last registered address of the Member entitled thereto, and payment of the cheque or warrant shall be a good discharge to the Company for the same.  The Company may, if so directed, pay any dividend, instalment of dividend or interest or other monies as aforesaid by credit transfer to a bank account nominated by the Member entitled to such payment which transfer shall be a good discharge to the

Company for the same.  Every such cheque or warrant shall be sent and every credit transfer made at the risk of the person entitled to the money represented thereby.  No unpaid dividend or interest shall bear interest as against the Company.

133.         If a cheque or warrant or order in respect of a dividend, or other amount payable in respect of a share is returned undelivered or left uncashed or transfer made by a bank or other fund transfer system is not accepted on two consecutive occasions, or on one such occasion and the Company having made reasonable enquiries have failed to establish any new address or account for the person concerned, then the Board may determine that the Company cease paying or transferring dividends or other amounts payable in respect of that share to the person concerned until he/she notifies the Company of an address or an account to be used for that purpose.

134.         The Board may deduct from any dividend or other monies payable in respect of any shares held by a Member, either alone or jointly with any other Member, all such sums of money (if any) as may be due and payable by him, either alone or jointly with any other person, to the Company on account of calls or otherwise in respect of Shares of the Company.

135.         All unclaimed dividends may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the payment of any such dividend into a separate account or the investment of such dividend shall not constitute the Company a trustee in respect thereof.  No dividend shall bear interest as against the Company.  Any dividend which has remained unclaimed for a period of twelve years from the date of declaration thereof shall at the expiration of that period be forfeited and cease to remain owing by the Company and shall thenceforth belong to the Company absolutely.

RESERVES

136.         The Board may, before recommending any dividend, set aside, out of the profits of the Company (including any premiums received upon the issue of debentures or other securities or rights of the Company), such sums as it thinks proper as a reserve fund or reserve funds which shall, at the discretion of the Board, be applicable for any purpose for which the profits of the Company may lawfully be applied, and pending such application the Board may employ the sums from time to time so set apart as aforesaid in the business of the Company or invest the same in such securities (other than the shares of the Company or its holding company) as it may select.  The Board may also from time to time carry forward such sums as it may deem expedient in the interests of the Company not to divide.

CAPITALISATION OF PROFITS AND RESERVES

137.         The Company may, upon the recommendation of the Board, by Ordinary Resolution resolve to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account and any capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend, and accordingly that the Board be authorised and directed to appropriate the sum resolved to be capitalised to the Members in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Members in the proportions aforesaid or partly in one way and partly in the other;  Provided that a sum standing to the credit of a share premium account or a capital redemption reserve fund may only be applied hereunder in the paying up of the unissued shares to be allotted to Members as fully paid.

138.         The Company in general meeting may, on the recommendation of the Board, resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid shares to those Members for the time being who would have been entitled to that sum if it were distributed by way of dividend (and in the same proportions) and the Board shall give effect to such Resolution.

139.         Whenever such a Resolution as aforesaid shall have been passed, the Board shall make all appropriations and applications of the sum resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter, on behalf of all the Members interested, into any agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares to which they may be entitled upon such capitalisation and any agreement made under such authority shall be effective and binding on all such Members.

ACCOUNTS

140.         The Board shall cause proper accounts and accounting records to be kept and the provisions of the Statutes in this regard shall be complied with.  The books of account and accounting records shall be kept at the Office or, subject to Section 222(1) and (2) of the Act, at such other place or places as the Board shall think fit and shall always be open to the inspection of any Director.

141.         The Board shall from time to time determine whether in any particular case or class of cases or generally and to what extent and at what times and places and under what conditions or regulations (subject to the provisions of the Statutes) the accounts and books of the Company, or any of them, shall be open to the inspection of Members, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company, except as conferred by Statute or authorised by the Board or by a Resolution of the Company in general meeting.

142.         The Board shall from time to time in accordance with the provisions of the Statutes cause to be prepared and to be laid before the Company in general meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the Statutes.

143.         A printed copy of every Directors’ report and Auditors’ report accompanied by the balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be attached or annexed thereto) shall, not less than twenty-one days before the date of the meeting, be delivered or sent to every shareholder and to every holder of debentures of the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Statutes or of these Articles provided that this Article shall not require copies of such documents to be sent to any person to whom, by virtue of Section 240(3) of the Act, the Company is not required to send the same nor to any person of whose address the Company is not aware nor to more than one of the joint holders of any shares or debentures, but any member or debenture holder to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

144.         Every account of the Company, when audited and approved by an Annual general meeting, shall be conclusive.

AUDIT

145.         In accordance with the requirements of the Statutes, the accounts of the Company shall be examined and the truth and fairness of the balance sheet, profit and loss account and group accounts (if any) reported on by an Auditor or Auditors.

146.         Auditors shall be appointed and their duties, powers, rights and remuneration regulated in accordance with the provisions of the Statutes. Subject to the provisions of the Statutes, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

147.         The Auditors’ report shall be read before the Company in general meeting and shall be open to inspection as required by the Statutes.  The Auditor or Auditors shall be entitled to attend any general meeting and to receive notices of, and other communications relating to, any general meeting which any Member is entitled to receive, and to be heard at any general meeting on any part of the business of the meeting which concerns him or them as Auditor or Auditors.

UNTRACED SHAREHOLDERS

148.         (A)          The Company shall be entitled to sell the shares of a Member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy if and provided that:-

(i)            during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (ii) below (or, if published on different dates, the earlier thereof) at least three dividends in respect of the shares in question have become payable and all warrants and cheques in respect of the shares in question sent in the manner authorised by these presents have remained uncashed; and

(ii)           The Company on expiry of the said period of 12 years shall have inserted advertisements, both in a leading national newspaper and in a newspaper circulating in the area of the address at which service of notices upon such Member or other person may be effected in accordance with these presents giving notice of its intention to sell the said shares; and

(iii)          during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall not have received indication, either of the whereabouts or of the existence of such member or person; and

(iv)          notice shall have been given to any stock exchange or stock exchanges on which any Shares of the Company are at that time quoted of its intention to make such sale.

(B)           To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of the said shares and such instrument of transfer shall be as effective as if it had been executed by the registered holder of, or person entitled by transmission to, such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto.  The net proceeds of sale shall belong to the Company which shall be obliged to account to the former Member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

NOTICES

149.         A notice or other document may be served by the Company upon any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address appearing in the Register.

150.         All notices directed to be given to the Members shall with respect to any share to which persons are jointly entitled to be given to whichever of such persons is named first in the Register, and notice given shall be sufficient notice to all the holders of such share.

151.         Any Member described in the Register by an address not within the United Kingdom who shall from time to time give the Company an address within the United Kingdom at which notices may be served upon him shall be entitled to have notices served upon him at such address

152.         Any summons, notice, order or other document required to be sent to or served upon the Company or upon any officer of the Company may be sent or served by leaving the same or sending it through the post in a prepaid registered letter addressed to the Company or to such officer, at the Office.

153.         Save as otherwise provided by the Act or by these Articles, any notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given.  Any notice or other document if served by post shall be deemed to have been served on the day following that on which the letter containing the same is put into the post, and in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post office as a prepaid letter or prepaid registered letter as the case may be.

154.         Any notice or document delivered or sent by post to or left at the registered address of any Member in pursuance of these Articles shall, notwithstanding that such Member be then dead or bankrupt and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall, at the time of the service of the notice or document, have been removed from the Register as the holder of the share and such service shall, for all purposes, be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

155.         Any notice required to be given by the Company to the Members or any of them and not provided for by or pursuant to these Articles shall be sufficiently given by advertisement which shall be inserted once in at least one leading daily newspaper published in London or in accordance with the rules of the stock exchange or stock exchanges of which any shares of the Company are at that time quoted.  Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement appears.

156.         If at any time by reason of the suspension or any curtailment of postal services in the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post and the Board has resolved that it is necessary to do so in the interests of the Company, a general meeting may (subject in the case of an Annual General Meeting to Section 240 of the Act) be convened by a notice advertised on the same date in at least two leading United Kingdom national daily newspapers or in accordance with the rules of any stock exchange or stock exchanges on which any shares of the Company are at that time quoted and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day when the advertisements appear or, if the same appear on different days, at noon on the last of the days when the advertisement appears.  In any such case the Company shall send confirmatory copies of the notice by post if at least five days prior to the meeting the posting of notices again becomes practicable.

WINDING UP

157.         If the Company shall be wound up (whether the liquidation is altogether voluntary, under supervision or by the Court) the liquidator may, with the authority of an Extraordinary Resolution and subject to any provision sanctioned in accordance with Section 719 of the Act (without prejudice to Section 659 of the Act), divide among the Members in specie the whole or any part of the assets of the Company, and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator, with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no Member shall be compelled to accept any shares in respect of which there is a liability.  Without prejudice to Section 659 of the Act, the Liquidator may make any provision referred to in and sanctioned in accordance with Section 719.

INDEMNITY

158.         Subject to the provisions of, and so far as may be permitted by, the Statutes, the Company may, and shall where appropriate, put in place insurance arrangements to indemnify every Director, Auditor, Secretary or other officer of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and the Company may purchase and maintain for any Director, Auditor, Secretary or other officer of the Company insurance against any liability.  Subject to those provisions, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director, Secretary or other officer of the Company shall be indemnified, and if the Board so determines an Auditor may be indemnified, out of the assets of the Company, against any liability incurred by him as a Director, Auditor, Secretary or other officer of the Company in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour, or the proceedings otherwise disposed of without any finding or admission of any material breach of duty on his part, or in which he is acquitted or in connection with any application under any statute for relief form liability in respect of any such act or omission in which relief is granted by the Court.